                                                                    Exhibit 10.1

                                  $75,000,000

         SENIOR SECURED PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                           Dated as of July 5, 2001

                                     Among

                         AMF BOWLING WORLDWIDE, INC.,

                      a Debtor and Debtor in Possession,

                                  as Borrower
                                  -- --------

                                      and

                           AMF GROUP HOLDINGS INC.,

                      a Debtor and Debtor in Possession,

                              as Parent Guarantor
                              -- ----------------

                                      and

                    THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                           as Subsidiary Guarantors
                           -- ---------------------

                                      and

         THE INITIAL LENDERS AND THE INITIAL ISSUING BANK NAMED HEREIN
                  as Initial Lenders and Initial Issuing Bank
                  -- ------- ------- --- ------- ------- ----

                                      and

                                CITIBANK, N.A.

                 as Collateral Agent and Administrative Agent
                 -- ---------- ----- --- -------------- -----

                       T A B L E   O F   C O N T E N T S

                                                                                   Page
                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................   2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions..........  27
SECTION 1.03. Accounting Terms....................................................  27

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit..............................  27
SECTION 2.02. Making the Advances.................................................  28
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit..  30
SECTION 2.04. Repayment of Advances...............................................  31
SECTION 2.05. Termination or Reduction of the Commitments.........................  32
SECTION 2.06. Prepayments.........................................................  33
SECTION 2.07. Interest............................................................  35
SECTION 2.08. Fees................................................................  36
SECTION 2.09. Conversion of Advances..............................................  36
SECTION 2.10. Increased Costs, Etc................................................  37
SECTION 2.11. Payments and Computations...........................................  39
SECTION 2.12. Taxes...............................................................  41
SECTION 2.13. Sharing of Payments, Etc............................................  44
SECTION 2.14. Use of Proceeds.....................................................  45
SECTION 2.15. Defaulting Lenders..................................................  45
SECTION 2.16. Evidence of Debt....................................................  48

                                  ARTICLE III

                           CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit.................  48
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance.................  54
SECTION 3.03. Determinations Under Section 3.01...................................  55

                                                                                   Page
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower......................  55

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants...............................................  62
SECTION 5.02. Negative Covenants..................................................  68
SECTION 5.03. Reporting Requirements..............................................  76
SECTION 5.04. Financial Covenants.................................................  80

                                   ARTICLE VI

                               EVENTS OF DEFAULT

SECTION 6.01. Events of Default...................................................  81
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default............  86

                                  ARTICLE VII

                                    GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability...................................  87
SECTION 7.02. Guaranty Absolute...................................................  87
SECTION 7.03. Waivers and Acknowledgments.........................................  89
SECTION 7.04. Subrogation.........................................................  90
SECTION 7.05. Guaranty Supplements................................................  90
SECTION 7.06. Subordination.......................................................  91
SECTION 7.07. Continuing Guaranty; Assignments....................................  91

                                  ARTICLE VIII

                                   THE AGENTS

SECTION 8.01. Authorization and Action............................................  92
SECTION 8.02. Agents' Reliance, Etc...............................................  92
SECTION 8.03. Citibank and Affiliates.............................................  93
SECTION 8.04. Lender Party Credit Decision........................................  93
SECTION 8.05. Indemnification.....................................................  93
SECTION 8.06. Successor Agents....................................................  94

                                                                                      Page
                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01. Amendments, Etc.......................................................   95
SECTION 9.02. Notices, Etc..........................................................   96
SECTION 9.03. No Waiver; Remedies...................................................   97
SECTION 9.04. Costs and Expenses....................................................   97
SECTION 9.05. Right of Set-off......................................................   98
SECTION 9.06. Binding Effect........................................................   99
SECTION 9.07. Assignments and Participations........................................   99
SECTION 9.08. Execution in Counterparts.............................................  103
SECTION 9.09. No Liability of the Issuing Bank......................................  103
SECTION 9.10. Confidentiality.......................................................  104
SECTION 9.11. Release of Collateral.................................................  104
SECTION 9.12. Jurisdiction, Etc.....................................................  104
SECTION 9.13. Governing Law.........................................................  105
SECTION 9.14. Waiver of Jury Trial..................................................  105

                                   SCHEDULES
Schedule I                 -       Commitments and Applicable Lending Offices
Schedule II                -       Subsidiary Guarantors
Schedule 3.01(a)(v)                Franchise Taxes
Schedule 4.01(b)           -       Subsidiaries
Schedule 4.01(d)           -       Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)           -       Disclosed Litigation
Schedule 4.01(n)           -       Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(o)           -       Environmental Disclosure
Schedule 4.01(p)           -       Open Years
Schedule 4.01(q)                   Fire, Explosion, Accident, Etc.
Schedule 4.01(r)           -       Existing Debt
Schedule 4.01(s)           -       Owned Real Property
Schedule 4.01(t)           -       Leased Real Property
Schedule 4.01(u)                   Investments
Schedule 4.01(v)           -       Intellectual Property
Schedule 5.01(i)                   Permitted Affiliate Transactions
Schedule 5.02(a)           -       Liens

                                    EXHIBITS

Exhibit A      -       Form of Working Capital Note
Exhibit B-1    -       Form of Notice of Borrowing
Exhibit B-2            Form of Notice of Conversion
Exhibit C      -       Form of Assignment and Acceptance
Exhibit D      -       Form of Security Agreement
Exhibit E              Form of Guaranty Supplement
Exhibit F-1    -       Form of Opinion of Counsel to the Loan Parties
Exhibit F-2    -       Form of Opinion of Special Bankruptcy Counsel to the Loan Parties
Exhibit G-1    -       Form of Interim Order
Exhibit G-2    -       Form of Final Order
Exhibit H              Form of Intercompany Note

         SENIOR SECURED PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT

          SENIOR SECURED PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of July 5, 2001 among AMF Bowling Worldwide, Inc., a Delaware corporation (the "Borrower"), AMF Group Holdings Inc., a Delaware corporation (the "Parent Guarantor"), each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined), the Subsidiary Guarantors (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the banks listed on the signature pages hereof as the Initial Issuing Banks (the "Initial Issuing Banks" and, together with the Initial Lenders, the "Initial Lender Parties"), Citibank, N.A. ("Citibank"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent"), and Citibank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Collateral Agent, the "Agents") for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

          (1) On July 3, 2001 (the "Filing Date"), the Borrower, the Parent Guarantor and certain of their respective Subsidiaries (as hereinafter defined) filed petitions under Chapter 11 of the Bankruptcy Code (11 U.S.C. (S) 101 et
                                                                           --
seq.; the "Bankruptcy Code") in the United States Bankruptcy Court for the
----
Eastern District of Virginia (the "Bankruptcy Court").

          (2) The Borrower, the Parent Guarantor and such respective Subsidiaries have continued to operate their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          (3) The Pre-Petition Agent (as hereinafter defined) and the Pre-Petition Lenders (as hereinafter defined) entered into a Fourth Amended and Restated Credit Agreement dated as of June 14, 1999, as amended (the "Pre-Petition Credit Agreement"), with the Borrower and certain affiliates and subsidiaries secured by the Pre-Petition Collateral (as hereinafter defined).

          (4) The Loan Parties (as hereinafter defined) have an immediate need for funds to continue to operate their businesses.

          (5) The Borrower has requested that the Initial Lenders lend to the Borrower up to $75,000,000 pursuant to Sections 105(a), 362, 364(c)(1), (2), (3)
and 364(d) of the Bankruptcy Code in order to provide working capital for the Borrower and such respective Subsidiaries and for other general corporate purposes.

          (6) The Guarantors (as hereinafter defined) have agreed to guarantee the due and punctual payment and performance by the Loan Parties of the Obligations of the

Loan Parties (as hereinafter defined) to the Administrative Agent, the Collateral Agent and the Lenders pursuant to the terms hereof.

          (7) The Loan Parties have agreed to secure the Obligations of the Loan Parties with, inter alia, (i) first priority liens on and security
                   ----- ----
interests in (subject to Liens permitted by this Agreement) all unencumbered property and interests, real and personal, tangible and intangible, of the Loan Parties, whether now owned or hereinafter acquired, all on the terms and conditions set forth in the Loan Documents (as hereinafter defined), in accordance with Section 364(c)(2) of the Bankruptcy Code, (ii) junior liens on all property (other than Pre-Petition Collateral (as hereinafter defined)) of the Loan Parties that is subject to valid and perfected liens in existence at the time of commencement of the Cases, in accordance with Section 364(c)(3) of the Bankruptcy Code, and (iii) first priority, senior priming liens on all Pre-Petition Collateral in accordance to Section 364(d)(1) of the Bankruptcy Code, and all existing liens on the Pre-Petition Collateral for the benefit of the Pre-Petition Lenders (as hereinafter defined) shall be made subject and subordinate to the perfected first priority senior liens to be granted to the Administrative Agent, in each case subject and subordinate to the Carve-Out (as hereinafter defined).

          (8) The Lender Parties have indicated their willingness to lend such amounts pursuant to Sections 105(a), 362, 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.
                         ---------------------

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citicorp Industrial Credit at its office at 399 Park Avenue, New York, New York 10043, Account No. 38858061, ABA 021000089, Attention: May Wong, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Working Capital Advance or a Letter of Credit
     Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the recital of parties to this Agreement.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means 1.50% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances.

          "Appropriate Lender" means, at any time, with respect to (a) the Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" means each of Citibank, N.A. and its successors and assigns, acting in its capacity as Arranger under this Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy Code" has the meaning specified in the Preliminary Statements.

          "Bankruptcy Court" has the meaning specified in the Preliminary Statements.

          "Bankruptcy Law" means any proceeding of the type referred to in
     Section 6.01(i) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest
                     ----
          three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of
                         ----
          annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c)  1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower's Account" means the account of the Borrower maintained by the Borrower with Citibank at its office at One Penn's Way, New Castle, Delaware 19720, Account No. 40697957, or such other account as the Borrower shall specify in writing to the Administrative Agent.

          "Borrower's Professionals" means all Persons retained or engaged by any Loan Party as professional persons within the meaning of Section 327 of the Bankruptcy Code.

          "Borrowing" means a Working Capital Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Carve-Out" means an amount not exceeding in the aggregate $2,500,000 which amount may be used by the Borrower after the occurrence and during the continuance of a Default or an Event of Default, notwithstanding the Administrative Agent's security interests for the benefit of the Secured Parties in the Collateral and the Administrative Agent's rights and superpriority claims hereunder, to pay fees or expenses incurred by the Borrower constituting (i) allowances of compensation for services rendered or reimbursement or expenses awarded by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code or otherwise, to Borrower's Professionals, (ii) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under Section 105(a), 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Cases by the official unsecured creditors' committee (the "Committee") appointed in accordance with Section

     1102 of the Bankruptcy Code or any examiner appointed in accordance with
     Section 1104 of the Bankruptcy Code other than an examiner of the type referred to in Section 6.01(s) hereof, (iii) fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a), Title 28, United States Code, and (iv) the actual, necessary expenses, other than compensation, and reimbursement pursuant to Section 503(b)(4) of the Bankruptcy Code, incurred by a member of the Committee (but excluding fees and expenses of third party professional persons employed by individual Committee members), if such expenses are incurred in the performance of the duties of such Committee and are allowed by the Bankruptcy Court; provided, however, that (a) the amount of such fees and expenses shall not exceed $2,500,000 (in addition to compensation awarded on a monthly or other interim basis in accordance with applicable Orders of the Bankruptcy Court prior to the occurrence of a Default or an Event of Default (whether or not paid)) and (b) such dollar limitation on fees and disbursements shall not include any retainer fees paid to the Borrower's Professionals prior to the Filing Date (the "Retainers") and shall not be reduced by the amount of any compensation and reimbursement of expenses paid prior to the occurrence of a Default or an Event of Default in respect of which the Carve-Out is invoked or any fees, expenses, indemnities or other amounts paid to the Administrative Agent, the Lenders and their attorneys and agents under the agreement or otherwise; provided, further, however, that in no event shall there be paid from proceeds of the Agreement any fees or expenses incurred in challenging the liens or claims of the Pre-Petition Agent or the Pre-Petition Lenders, although, subject to the Carve-Out, the professionals for the Committee may be paid (to the extent allowed by the Court) fees and expenses incurred in analyzing such liens or claims.

          "Cases" means the cases of the Borrower and the Guarantors pursuant to the Bankruptcy Code pending in the Bankruptcy Court.

          "Cash Equivalents" means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of acquisition thereof:
     (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or, with respect to any Foreign Business, an equivalent obligation of the government of the country in which such Foreign Business transacts business, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or, with respect to any Foreign Business, an equivalent investment with any commercial bank that is a member of an equivalent reserve system organized under the laws of the country in which such Foreign Business transacts business, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or, with respect to any Foreign Business, an equivalent obligation in the country in which such Foreign Business transacts business, or (d) Investments in money market funds that invest primarily in Cash Equivalents of the types described in clauses (a), (b) and (c) above.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the occurrence of any of the following: (a) AMF Bowling, Inc. shall at any time for any reason cease to own beneficially Voting Interests of Parent Guarantor representing 51% or more of the combined voting power of all Voting Interests of Parent Guarantor;
     (b) during any period of up to 12 consecutive months, commencing after the Initial Extension of Credit and ending on the Termination Date, individuals who at the beginning of such 12-month period were directors of Parent Guarantor shall cease for any reason to constitute a majority of the board of directors of Parent Guarantor (except to the extent that individuals who at the beginning of such 12-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of Parent Guarantor or (y) nominated for election by a majority of the remaining members of the board of directors of Parent Guarantor and thereafter elected as directors by the shareholders of Parent Guarantor); or (c) the Parent Guarantor shall cease to own 100% of the Equity Interests in the Borrower.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

          "Collateral Documents" means the Security Agreement and each of the collateral documents, instruments and agreements delivered pursuant to
     Section 5.01(j) and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, including the Interim Order and the Final Order, as the case may be.

          "Commitment" means a Working Capital Commitment or a Letter of Credit Commitment.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Debt" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than Post-Petition trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Contingent Obligations of such Person and Off-Balance Sheet Obligations and
     (j) all indebtedness and other payment Obligations referred to in clauses
     (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
     by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the

     Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(i).

          "Disclosed Litigation" has the meaning specified in Section 3.01(e).

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary of the Parent Guarantor other than a Foreign Subsidiary.

          "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) non-cash foreign exchange losses, if any, (g) extraordinary or non-recurring losses, if any, included in determining such net income (or net loss), (h) other non-cash non-operating expenses, if any, included in determining such net income (or net loss), and (i) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on such Person's Consolidated statement of income for such period, less the sum of (i) non-
                                                       ----
     cash foreign exchange gains, if any, (ii) extraordinary or non-recurring gains, if any, included in determining such net income (or net loss), and
     (iii) other non-operating income, if any, included in determining such net income (or net loss), in each case of such Person and its Subsidiaries, determined, except in the case of clause (h) above, in accordance with GAAP for such period.

          "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

          "Eligible Assignee" means (a) with respect to the Working Capital Facility (i) a Lender; (ii) an Affiliate or an Approved Fund of a Lender;
     (iii) a
     commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000 a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (viii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement pursuant to any Environmental Law or any Environmental Permit or relating to any Hazardous Material, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, judicial decision, or agency interpretation, policy or guidance that has the force and effect of law, relating to pollution or protection of the environment, public health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization from any governmental or regulatory authority required under any Environmental Law.

          "Equipment" means all Equipment referred to in Section 1(a)(i) of the Security Agreement.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if Citibank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 6.01.

          "Existing Debt" means all Debt of each Loan Party and its Subsidiaries outstanding immediately before the Filing Date.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received, in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the the receipt of such proceeds or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

          "Facility" means the Working Capital Facility or the Letter of Credit Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the fee letter dated June 27, 2001 between the Borrower and the Administrative Agent, as amended.

          "Filing Date" has the meaning specified in the Preliminary Statements.

          "Final Order" has the meaning specified in Section 3.02(b).

          "First Day Orders" means those orders presented to the Bankruptcy Court in the Cases for consideration on the first day of the Cases, regardless of whether such orders are entered on the first day of the Cases or shortly thereafter.

          "Fiscal Year" means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "Foreign Business" means the business conducted by a Foreign Subsidiary or by any other Subsidiary of the Borrower to the extent that such business is conducted in jurisdictions outside the United States or any State thereof or the District of Columbia.

          "Foreign Cash" means all cash and Cash Equivalents in any account of any Foreign Subsidiary or of any Foreign Business.

          "Foreign Distribution" means a dividend or other distribution paid or made on or after the Effective Date by any Subsidiary of the Borrower in respect of a Foreign Business.

          "Foreign Subsidiary" means a Subsidiary of the Parent Guarantor, the Borrower or any of the Subsidiary Guarantors or any Subsidiary thereof organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

          "Foreign Subsidiary Guarantor" means a Foreign Subsidiary that has been requested by the Administrative Agent to execute a Guaranty Supplement pursuant to Section 5.01(j).

          "GAAP" has the meaning specified in Section 1.03.

          "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

          "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

          "Guaranteed Obligations" has the meaning specified in Section 7.01.

          "Guarantors" means the Parent Guarantor, each Subsidiary Guarantor and any other Person that guarantees any Obligation and any other Subsidiary of the Parent Guarantor from time to time party to a Guaranty Supplement pursuant to Section 7.05.

          "Guaranty" means the guaranty of the Guarantors set forth in Article VII.

          "Guaranty Supplement" has the meaning specified in Section 7.05.

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Information" means the information provided by the Loan Parties to the Agents and Lenders in connection with the syndication of the Commitments.

          "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

          "Initial Issuing Bank", "Initial Lender Parties" and "Initial Lenders" each has the meaning specified in the recital of parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Intercompany Note" has the meaning specified in Section 5.02(b).

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Interim Order" has the meaning specified in Section 3.01(a)(i).

          "Inventory" means all Inventory referred to in Section 1(b)(ii) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Issuing Bank" means the Initial Issuing Bank and any other Working Capital Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Working Capital Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Working Capital Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Collateral Account" has the meaning specified in the Security Agreement.

          "L/C Related Documents" has the meaning specified in Section 2.04(b)(ii)(A).

          "Lender Party" means any Lender or any Issuing Bank.

          "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $15,000,000 (which includes any amounts required to replace letters of credit issued for the account of the Borrower that were outstanding prior to the Filing Date), as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letters of Credit" has the meaning specified in Section 2.01(b).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means for purposes of this Agreement, the Notes and the Collateral Documents and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranty,
     (iv) any Guaranty Supplement, (v) the Collateral Documents, (vi) the Fee Letter, (vii) each Letter of Credit Agreement, and (viii) each other document executed in connection therewith, in each case as amended.

          "Loan Parties" means the Parent Guarantor, the Borrower and the Subsidiary Guarantors at the date of this Agreement and those subsequently added as parties to this Agreement.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Holdings or the Borrower, in each case together with its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Holdings or the Borrower, in each case together with its Subsidiaries, taken as a whole (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document to which it is or is to be a party.

          "Material Subsidiary" means, at any time, a Subsidiary of the Borrower having at least 5% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or at least 5% of the total Consolidated revenues or net income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower; provided, however, that any Subsidiary formed or acquired after the last
     --------  -------
     day of the most recent fiscal quarter of the Borrower that would have been a Material Subsidiary if it had been formed or acquired on or prior to the last day of such fiscal quarter shall be a Material Subsidiary for purposes hereof from and after the date of its formation or acquisition.

          "Mortgage" means any deed of trust, trust deed, mortgage, leasehold mortgage or leasehold deed of trust, in form and substance satisfactory to the Administrative Agent, required to be executed by a Loan Party pursuant to 5.01(j)(iii).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and other reasonable and customary expenses incurred in connection with such transaction, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at or prior to the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

          "Non-Filing Domestic Subsidiary" means any Domestic Subsidiary of the Parent Guarantor which has not filed a voluntary petition for relief and is not a debtor in possession under chapter 11 of the Bankruptcy Code.

          "Non-Filing Subsidiary" means any Non-Filing Domestic Subsidiary or Foreign Subsidiary

          "Note" means a Working Capital Note.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
     Section 6.01(i). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and Development.

          "Off-Balance Sheet Obligation" means with respect to any Person, any obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Open Year" has the meaning specified in Section 4.01(p)(iii).

          "Other Taxes" has the meaning specified in Section 2.12(b).

          "Parent Guarantor" has the meaning specified in the recitals of parties to this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Encumbrances" means, with respect to any real property, minor survey exceptions, minor title irregularities, easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Loan Parties and their Subsidiaries which were not incurred in connection with and do not secure Debt or other extensions of credit and which do not individually or in the aggregate materially adversely affect the value of the properties of the Loan Parties and their Subsidiaries taken as a whole or materially impair their use, taken as a whole with all other properties of the Loan Parties and their Subsidiaries, in the operation of the business of the Loan Parties and their Subsidiaries.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (unless stayed): (a) Liens for (i) Pre-Petition taxes, assessments and governmental charges or levies and (ii) Post-Petition taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', landlords', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not, in the case of Post-Petition Obligations, overdue for a period of more than 30 days, or if overdue, are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) trade deposits made by the Borrower and its Subsidiaries in the ordinary course of business (e) arrangements referred to in Section 1(b) of the Security Agreement to the extent that such arrangements may constitute Liens on assets of the Borrower or its Subsidiaries; and (f) Permitted Encumbrances.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Post-Petition", when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that arose or was instituted, or another matter that occurred, on or after the Filing Date.

          "Pre-Petition", when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that arose or was instituted, or another matter that occurred, prior to the Filing Date.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Pre-Petition Agent" means Citibank in its capacity as administrative agent and collateral agent for the Pre-Petition Lenders under the Pre-Petition Credit Agreement.

          "Pre-Petition Collateral" means the "Collateral" as defined in the Pre-Petition Credit Agreement or the Pre-Petition Collateral Documents.

          "Pre-Petition Collateral Documents" means any agreement, document or instrument that created or purported to create a Lien in favor of the Pre-Petition Agent for the benefit of the Pre-Petition Lenders in connection with the Pre-Petition Credit Agreement.

          "Pre-Petition Credit Agreement" has the meaning specified in the Preliminary Statements.

          "Pre-Petition Lenders" means the banks, financial institutions and other institutional lenders under the Pre-Petition Credit Agreement.

          "Pre-Petition Loan Documents" means (i) the Pre-Petition Credit Agreement, (ii) the Pre-Petition Collateral Documents and (iii) the other documents defined as "Loan Documents" in the Pre-Petition Credit Agreement.

          "Pre-Petition Obligations" means all amounts owing to the Pre-Petition Agent or any Pre-Petition Lender pursuant to the terms of the Pre-Petition Credit Agreement, any other Pre-Petition Loan Document or any agreement, instrument or document executed and delivered in connection with any thereof. Without limiting the generality of the foregoing, the aggregate amount from time to time available to be drawn under letters of credit issued pursuant to the Pre-Petition Credit Agreement (assuming compliance with all conditions precedent) shall be deemed, for purposes of this definition, to constitute an amount then owing to the Pre-Petition Lenders pursuant to the terms of the Pre-Petition Credit Agreement.

          "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

          "Receivables" means all Receivables referred to in Section 1(a)(iii) of the Security Agreement.

          "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reduction Amount" has the meaning specified in Section 2.06(b)(iv).

          "Register" has the meaning specified in Section 9.07(d).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reorganization Plan" has the meaning specified in Section 5.01(t) or any other plan of reorganization in any of the Cases.

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Working Capital Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

          "Responsible Officer" means the chief executive officer, chief financial officer, president or executive vice president of any Loan Party or any of its Subsidiaries.

          "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

          "Secured Parties" means the Arranger, the Agents and the Lender
     Parties.

          "Security Agreement" has the meaning specified in Section
     3.01(a)(iii).

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that is subject to ERISA and that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subordinated Obligations" has the meaning specified in Section 7.06.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means each Domestic Subsidiary of the Parent Guarantor other than (i) the Borrower and (ii) the Non-Filing Domestic Subsidiaries.

          "Super-Priority Claim" means a claim against the Borrower or any other Loan Party in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code and which is subject and subordinate to the Carve-Out.

          "Tax Certificate" has the meaning specified in Section 5.03(i)

          "Taxes" has the meaning specified in Section 2.12(a).

          "Termination Date" means the earliest of (i) July 5, 2002, (ii) the date of termination in whole of the Working Capital Commitments and the Letter of Credit Commitments, pursuant to Section 2.05 or 6.01, and (iii) the effective date of confirmation of a Reorganization Plan involving the Borrower or any Material Subsidiary.

          "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

          "Transaction" means the transactions contemplated by this Agreement and each other of the Loan Documents.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is subject to ERISA and is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital Advance" has the meaning specified in Section
     2.01(a).

          "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to

     Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

          "Working Capital Lender" means any Lender that has a Working Capital Commitment.

          "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances and Letter of Credit Advances made by such Lender, as amended.

          SECTION 1.02.  Computation of Time Periods; Other Definitional
          --------------------------------------------------------------
Provisions. In this Agreement and the other Loan Documents in the computation
----------
of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03.  Accounting Terms.  All accounting terms not
          --------------------------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

          SECTION 2.01.  The Advances and the Letters of Credit.  (a) The
          ------------------------------------------------------      ---
Working Capital Advances. Each Working Capital Lender severally agrees, on the
------------------------

terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

          (b)  The Letters of Credit.  The Issuing Bank agrees, on the terms and
               ---------------------
conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date except that (A) in the case of Standby Letters issued in the ordinary course of business and consistent with past business practices or with respect to the retention of key employees pursuant to an order of the Bankruptcy Court, and requiring a minimum term of one year, the expiration date may be up to one year after the date of issuance thereof, and (B) in the case of a Trade Letter of Credit, the expiration date may be up to 90 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

          SECTION 2.02.  Making the Advances.  (a) Except as otherwise provided
          -----------------------------------
in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 9:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital

Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

          (b)  Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
          ---------------------------------------------------------------
Letters of Credit.  (a) Request for Issuance. Each Letter of Credit shall be
-----------------       --------------------
issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from the Agent, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b)  Letter of Credit Reports.  The Issuing Bank shall furnish (A) to
               ------------------------
the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week under all Letters of Credit issued by such Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (c)  Drawing and Reimbursement.  The payment by the Issuing Bank of
               -------------------------
a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the

     Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

               (d)  Failure to Make Letter of Credit Advances. The failure of
                    -----------------------------------------
     any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

               SECTION 2.04. Repayment of Advances. (a) Working Capital
               -----------------------------------      ---------------
     Advances. The Borrower shall repay to the Administrative Agent for the
     --------
     ratable account of the Working Capital Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

               (b)  Letter of Credit Advances. (i) The Borrower shall repay to
                    -------------------------
     the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of the second Business Day after the date on which such Advance was made and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of

     Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

               (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

               SECTION 2.05. Termination or Reduction of the Commitments. (a)
               ---------------------------------------------------------
     Optional. The Borrower may, upon at least five Business Days' notice to the
     --------
     Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b)   Mandatory. (i) The Letter of Credit Facility shall be
                ---------
permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

          (ii) The Working Capital Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

          (iii) The Working Capital Facility shall be reduced to an amount equal to the lesser of (a) $25,000,000 and (b) the maximum amount permitted to be made available to the Borrowers under the Interim Order until entry of the Final Order whereupon the Working Capital Facility shall be increased to the full amount thereof approved therein but not to exceed $75,000,000 (such reduction and increase to be made ratably among the Lenders in accordance with their Commitments with respect to such Facility).

          SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at
          -------------------------      --------
least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid, but without penalty or premium except as provided herein; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

          (b)  Mandatory. (i) The Borrower shall, within two Business Days of
               ---------
receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) (or, at the option of the Borrower, on the last day of an applicable Interest Period if such prepayment on a prior date would require the payment of amounts pursuant to Section 9.04(c), provided that the Borrower shall deposit the amount of such prepayment with the Agent to be held by the Agent and applied to such prepayment on such last day) from: (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to (x) clause (i), (iii), (iv) or (v) of Section 5.02(e) or (y)
clause (vi) of Section 5.02(e) to the extent that the Net Cash Proceeds therefrom, in the case of any such transaction or series of related transactions together with Net Cash Proceeds from Extraordinary Receipts received by or paid to the account of any Loan Party or its Subsidiaries (other than Foreign Subsidiaries) through the date thereof, does not exceed $10,000,000), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i), (ii) or (iii) of Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests to a Person other than a Loan Party or Subsidiary of a Loan Party (including, without limitation, receipt of any capital contribution related to such issuance) and (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above (other than Extraordinary Receipts to the extent that the Net Cash Proceeds therefrom and from any sale, lease, transfer or other disposition of assets pursuant to clause (vi) of Section 5.02(e), received through the date thereof, does not exceed $10,000,000), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied to the Working Capital Facility as set forth in clause (iv) below.

          (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings and the Letter of Credit Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Working Capital Facility on such Business Day.

          (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day; provided, however, with respect to any Letters of Credit outstanding as of the Termination Date, the Borrower shall immediately pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cash collateralize 102% of the Available Amount of such Letters of Credit then outstanding.

          (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(ii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

          (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c) but otherwise without penalty or premium.

          SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay
          ----------------------      ------------------
interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i)  Base Rate Advances. During such periods as such Advance is a Base
               ------------------
     Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is
               ------------------------
     a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b)  Default Interest. Upon the occurrence and during the continuance
               ----------------
of a Default under Section 6.01(a) or an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (c)  Notice of Interest Period and Interest Rate. Promptly after
               -------------------------------------------
receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

          SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the
          ------------------      --------------
Administrative Agent for the account of the Lenders a commitment fee, from the date of the acceptance of the Initial Lenders' Commitments by or on behalf of the Borrower in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the Initial Extension of Credit, thereafter monthly on the first day of each month, commencing August 1, 2001, and on the Termination Date, at the rate of 1/2 of 1% per annum on the daily Unused Working Capital Commitment of each Appropriate Lender during such month; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b)  Letter of Credit Fees, Etc. (i) The Borrower shall pay to the
               --------------------------
Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears monthly on the first day of each month, commencing August 1, 2001, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such month of Letters of Credit outstanding from time to time at the rate of the Applicable Margin for Eurodollar Rate Advances under the Working Capital Facility; provided, however, upon the occurrence and during the continuance of an Default under Section 6.01(a) or 6.01(i) or an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that such commission shall increase by a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such commission pursuant to this clause(i), payable on demand.

          (ii) The Borrower shall pay to the Issuing Bank, for its own account, a fronting fee, payable in arrears monthly on the first day of each month, commencing August 1, 2001, and on the Termination Date, on the average daily aggregate Available Amount during such month of Letters of Credit outstanding from time to time at the rate of 0.25% per annum.

          (c)  Agents' Fees. The Borrower shall pay to each Agent for its own
               ------------
account such fees as may from time to time be agreed between the Borrower and such Agent.

          SECTION 2.09. Conversion of Advances (a) Optional. The Borrower may on
          ------------------------------------     --------
any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion (a "Notice of Conversion") shall be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of Exhibit B-2 hereto and within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Mandatory. (i) On the date on which the aggregate unpaid
               ---------
principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000. such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Prior to the entry of the Final Order or upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the
                        --------------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 25% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.11. Payments and Computations. (a) The Borrower shall make
          ---------------------------------------
each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

          (c) All computations of interest and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

          (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

          (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank (solely in its capacity as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank on such date;

          (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections
     9.04 hereof, Section 22 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

          (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

          (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

          (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

          (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

          (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

          (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

          SECTION 2.12. Taxes. (a) Any and all payments by the Borrower
          -------------------
hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent,
(i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall
                        ------------------------
obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender shall be shared on a pro rata basis only with other Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

          SECTION 2.14. Use of Proceeds. The proceeds of the Advances and
          -----------------------------
issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely (i) to pay transaction fees and expenses, (ii) provide working capital for the Loan Parties and their respective Subsidiaries including Non-Filing Domestic Subsidiaries and Foreign Subsidiaries to the extent permitted under this Agreement (including, without limitation, for loans and advances that may be made pursuant to Section 5.02(b)(ii) or (iii)), (iii) to make other expenditures as may be authorized and approved by an order to the Bankruptcy Court as reasonable, necessary costs and expenses of preserving or disposing of the properties and interests in property of the Borrower and the Guarantors (other than Non-Filing Subsidiaries), including, without limitation, the fees and expenses of Borrower's Professionals but not in excess of the Carve-Out, if applicable; provided further that no amounts shall be paid pursuant to this Section 2.14(iii) for fees and disbursements incurred by the Borrower in connection with any proceeding commenced, including, without limitation, any motion or other pleading filed to contest (a) the validity, binding effect or enforceability of the Loan Documents, or (b) any other rights or interest of the Agent or the Lender Parties under the Loan Documents.

          SECTION 2.15. Defaulting Lenders (a) In the event that, at any one
          --------------------------------
time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

          (ii) second, to the Issuing Bank for any Defaulted Amounts then owing to it, in its capacity as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank; and

          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "Escrow Bank") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

          (ii) second, to the Issuing Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank;

          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d)  The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain
          ------------------------------
in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Working Capital Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Working Capital Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b)  The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                  ARTICLE III

                           CONDITIONS OF LENDING AND
                        ISSUANCES OF LETTERS OF CREDIT

          SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The
          -----------------------------------------------------------------
obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

     (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

          (i) A copy of an order of the Bankruptcy Court in substantially the form of Exhibit G-1 (the "Interim Order") and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified or amended and there shall be no stay of the performance of any obligation of either Borrower or any of the Loan Parties (the parties hereto acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or any other Loan Document or the Interim Order permitted by Section 9.01 which amendment or modification shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01).

          (ii) The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.16.

          (iii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                 (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                 (B) if and to the extent required by the Administrative Agent, executed copies of proper financing statements, to be filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                 (C) Intercompany Notes duly executed by the Borrower and each Subsidiary that is to receive proceeds of the Initial Extension of Credit pursuant to Section 5.02(b)(ii),

                 (D) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement subject to the liens created and permitted by the Interim Order and the Final Order, as the case may be, has been taken (including, without limitation, receipt of duly executed payoff letters and consent agreements); and

                 (E) a certificate of a Responsible Officer of each of the Loan Parties dated the Effective Date as to the absence (to the best of his knowledge and belief) of any Liens against the assets and properties of, or financing statements filed by, such Loan Party, other than Permitted Liens and Liens existing on the Effective Date and described on Schedule 5.02(a).

          (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

          (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate other than those described on Schedule 3.01(a)(v) and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

          (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (viii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements of Parent Guarantor and its Subsidiaries for the fiscal period ending dated December 31, 2000, which statements shall be unqualified except as to such qualifications contained therein which the Lender Parties hereby acknowledge are acceptable, interim unaudited monthly financial statements of Parent Guarantor and its Subsidiaries for each fiscal month ending thereafter through April 30, 2001, pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit.

               (ix) The Bankruptcy Court shall have authorized the use by the Borrower and the Guarantors of proceeds of Pre-Petition Collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy Code) in respect of the liens granted pursuant to the Pre-Petition Credit Agreement.

               (x) A letter, in form and substance satisfactory to the Administrative Agent, from the Borrower to Arthur Andersen, L.L.P., its independent certified public accountants, advising such accountants that the Agents and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of any Agent or any Lender Party for such information.

               (xi) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is of a level and amount customary in the Borrower's businesses or otherwise determined in the exercise of their reasonable business judgment by the management of the Borrower to be sufficient and appropriate in an amount and type for the businesses.

               (xii) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

               (xiii) A favorable opinion of McGuireWoods, L.L.P., counsel for the Loan Parties, in substantially the form of Exhibit F-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xiv) A favorable opinion of Willkie Farr & Gallagher, special bankruptcy counsel for the Loan Parties, in substantially the form of Exhibit F-2 thereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

          (b) All proceedings taken in connection with the execution of this Agreement, the making of the Advances, the issuance of any Letter of Credit, the execution and delivery of all other Loan Documents and all documents and papers thereof shall be reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received copies of such documents and papers as the Administrative Agent or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (c) The First Day Orders shall be reasonably satisfactory in form and substance to the Administrative Agent, including, without limitation, an order providing for the continuation of the pre-Filing Date cash management system of the Borrower and Guarantors with Citibank, N.A., as modified in accordance with the terms of this Agreement.

          (d) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2000 (other than the commencement of the Cases).

          (e) Except as may be stayed in connection with the commencement of the Cases, there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "Disclosed Litigation") and the commencement of the Cases or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction.

          (f) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained

     (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them other than the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable.

          (g) The Lender Parties shall have completed a due diligence investigation of the Loan Parties and their respective Subsidiaries (including, without limitation, a review of Holding's and the Borrower's capital structure, all material contracts, debt instruments and charter and by-laws) in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Information was or has become misleading, incorrect or incomplete in any material respect. Without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested. The Lender Parties acknowledge the due diligence investigation described in this Section 3.01(g) has been completed to their satisfaction.

          (h) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

          (i) The Loan Parties shall have granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters and any third party verification of compliance with environmental laws and regulations requested by the Administrative Agent, and the Lenders shall be satisfied that the Borrower and its subsidiaries are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance, which access the Administrative Agent acknowledges has been granted to its satisfaction in connection with the Administrative Agent's due diligence review.

          (j) The Administrative Agent shall be satisfied that the Borrower and its subsidiaries will be able to meet their Post-Petition obligations under all applicable employee and retiree welfare plans as such obligations may be modified under the Bankruptcy Code or the Cases, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability. The Administrative Agent shall have reviewed and be satisfied with all employee benefit plans of the Borrower and its Subsidiaries.

          SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The
          -----------------------------------------------------------------
obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), shall be subject to the further conditions precedent that on the date of such Borrowing or issuance:

          (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom;

          (b) the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified or amended and there shall be no stay of the performance of any obligation of either Borrower or any of the Loan Parties, provided that if at the time of any Borrowing or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Advances then outstanding plus the aggregate Available Amount under all Letters of Credit (assuming compliance with all conditions to drawing), would exceed such amount authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each of the Lender Parties shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit G-2 (the "Final Order") and at the time of the extension of the Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, reversed, modified, amended and there shall be no stay of the performance of any obligation of either Borrower or any of the Loan Parties (the parties hereto acknowledge that the foregoing shall not preclude the entry of any order of the

     Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or any other Loan Document or the Interim Order permitted by
     Section 9.01 which amendment or modification shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01);

          (c) the Borrower and the Guarantors shall have been authorized by the Bankruptcy Court to use proceeds of Pre-Petition Collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy Code) for the purposes that are described in Section 2.14; and

          (d) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of
          -----------------------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The
          ------------------------------------------------------------
Borrower and each other Loan Party represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Parent Guarantor and the Borrower have been validly issued, are fully paid and non-assessable and, with respect to the Borrower, are owned by the Parent Guarantor, free and clear of all Liens, except those permitted under this

     Agreement or created under the Collateral Documents, the Interim Order and the Final Order, as applicable.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof and its status as a Subsidiary Guarantor, a Non-Filing Domestic Subsidiary or a Foreign Subsidiary, as the case may be. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Collateral Documents, the Interim Order and the Final Order, as applicable.

          (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and, subject to the entry of the Interim Order and the Final Order, as the case may be, are authorized by the Interim Order or the Final Order, as applicable, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), Post-Petition or unstayed Pre-Petition order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Post-Petition contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, the Interim Order and the Final Order, result in or require the creation or imposition of any enforceable Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, in each case entered into by such Loan Party or such Subsidiary after the Filing Date, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No Governmental Authorization and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable, and (y) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which, to the extent required as of the date hereof, have been duly obtained, taken, given or made and are in full force and effect.

          (e) Subject to the entry of the Interim Order and the Final Order, as the case may be, this Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms and the Interim Order and Final Order.

          (f) Except for the Cases and the litigation in connection therewith, there is no Post-Petition action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction other than the Interim Order and the Final Order, and there has been no Material Adverse Change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion, except as to such qualifications acceptable to the Lenders, of Arthur Andersen, L.L.P., independent public accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the Filing Date, there has been no Material Adverse Change (other than the commencement of the Cases).

          (h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(viii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (i) Neither the Information nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (l) Neither any Loan Party nor any of its Subsidiaries is a party to any Post-Petition indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

          (m) Each of the Interim Order and the Final Order, as applicable, and only if entered as of the date on which this representation is made, creates in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and each of the Interim Order and the Final Order, as applicable, constitutes the creation of a fully perfected first priority lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in each case prior and superior in right to any Person, except as otherwise provided in the Interim Order, the Final Order, as applicable, or this Agreement. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents, the Interim

     Order and the Final Order. The Interim Order and the Final Order, as the case may be, and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Required Lenders.

          (n) (i) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

          (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

          (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA except to any such extent that reorganization or termination could not reasonably be expected to have a Material Adverse Effect.

          (o) (i) Except as otherwise set forth on Part I of Schedule 4.01(o) hereto or as could not reasonably be expected to have in the aggregate a Material Adverse Effect, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (ii) Except as otherwise set forth on Part II of Schedule 4.01(o) hereto or as could not reasonably be expected to have in the aggregate a Material Adverse Effect, (A) none of the properties currently or to the best knowledge of any Loan Party of any of is Subsidiaries formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (C) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

          (iii) Except as otherwise set forth on Part III of Schedule 4.01(o) hereto or as could not reasonably be expected to have in the aggregate a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect.

          (p) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

          (ii) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except for those taxes the payment of which has been stayed by the commencement of the Cases.

          (iii) Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

          (iv) No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed an amount in the aggregate that, and no issues have been raised by such taxing authorities that in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (q) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect except as described on Schedule 4.01(q).

          (r) Set forth on Schedule 4.01(r) hereto is a preliminary list of all Existing Debt as of the Effective Date, showing as of the Effective Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (s) Set forth on Schedule 4.01(s) hereto is a preliminary list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property located within the United States, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (t) Set forth on Schedule 4.01(t) hereto is a preliminary list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and, to the Borrower's knowledge, binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (u) Set forth on Schedule 4.01(u) hereto is a preliminary list of all Investments held by any Loan Party or any of its Subsidiaries as of the Effective Date, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all material patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (w) As of the Effective Date, Foreign Cash does not exceed in the aggregate $8,000,000.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Advance or any
          -----------------------------------
other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and each other Loan Party will:

          (a)  Compliance with Laws, Etc. Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in all material respects (except as otherwise permitted or required by the Bankruptcy Code), with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the local rules and orders of the Bankruptcy Court.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of its
               ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all Post-Petition taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all Post-Petition lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c)  Compliance with Environmental Laws. Except as otherwise permitted
               ----------------------------------
     or required by the Bankruptcy Code, comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith or is stayed and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d)  Maintenance of Insurance. Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, consistent with past business practices, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks, as is of a level and amount customary in the Borrower's businesses or otherwise determined in the exercise of their reasonable business judgment by the management of the Borrower to be sufficient and appropriate in an amount and type for the businesses.

          (e)  Preservation of Legal Existence, Etc. Preserve and maintain, and
               ------------------------------------
     cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any other merger or consolidation permitted under Section 5.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

          (f)  Visitation Rights. At any reasonable time and from time to time,
               -----------------
     permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Keeping of Books. Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h)  Maintenance of Properties, Etc. Maintain and preserve, and cause
               ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i)  Transactions with Affiliates. Conduct, and cause each of its
               ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms'-length transaction with a Person not an Affiliate, other than (i) transactions between or among Loan Parties as permitted hereunder, (ii) transactions between and among the Loan Parties and Non-Filing Subsidiaries in the ordinary course of business and consistent with past business practices (including, without limitation, transactions in connection with the maintenance of the existing cash management system), and (iii) other transactions described on Schedule 5.01(i).

          (j)  Covenant to Guarantee Obligations and Give Security. Upon (w) a
               ---------------------------------------------------
     filing of a petition for voluntary relief under chapter 11 of the Bankruptcy Code by a Non-Filing Domestic Subsidiary, (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties to the extent provided in this Agreement, then, in each case at the Borrower's expense:

               (i) in connection with the formation or acquisition of a Subsidiary or the filing of a petition for voluntary relief under chapter 11 of the Bankruptcy Code by a Non-Filing Domestic Subsidiary, within 10 days after such formation or acquisition or filing, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 10 days after such request, formation or acquisition or filing, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 15 days after such request, formation or acquisition or filing, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, but only to the extent previously delivered to the Collateral Agent with respect to one or more Loan Parties to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 30 days after such request, formation or acquisition or filing, take, and cause each such Subsidiary and each direct or indirect parent to take, whatever action but only to the extent such action has been taken with respect to one or more Loan Parties (including, without limitation, the recording of mortgages, the filing of Uniform Commercial

          Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition or filing, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition or filing, deliver but only to the extent previously delivered to the Collateral Agent with respect to one or more Loan Parties, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends,

               (viii) promptly upon such request, formation or acquisition of any Foreign Subsidiary, the Borrower shall pledge to the Collateral Agent on behalf of the Secured Parties (A) in the case of any Foreign Subsidiary or joint venture, 65% of the total outstanding shares or other ownership interests of such Person owned by the Borrower and (B) in the case of any domestic joint venture, 100% of the shares or other ownership interests of such Person held by the Borrower, and

               (ix) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

          Notwithstanding anything in this Agreement or any of the Loan Documents to the contrary, no Subsidiary shall be required to provide any guaranty or similar undertaking, or to grant any Lien on assets located in a foreign jurisdiction, or to continue to keep effective or to maintain any guaranty or similar undertaking or any such Lien, if any thereof (or the execution and delivery of any agreement or instrument providing for the same) could reasonably be expected to result in a Material Adverse Effect or in (i) a material adverse tax consequence for the Borrower or any of its Subsidiaries,
(ii) a violation of any applicable legal requirement or fiduciary obligations of a jurisdiction other than the United States or any State thereof or the District of Columbia, (iii) the incurrence of any liability on the part of a director or officer of any Loan Party or Subsidiary under or arising from any such legal requirement or fiduciary obligations or (iv) result in a Loan Party becoming obligated under a guaranty that would result in such Loan Party no longer being Solvent.

          (k)  Further Assurances. (i) Promptly upon request by any Agent, or
               ------------------
     any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, the Interim Order and the Final Order (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l)  Compliance with Terms of Leaseholds. To the extent required by
               -----------------------------------
     Section 365 of the Bankruptcy Code or otherwise ordered by the Bankruptcy Court, (w) make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, (x) keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled except as expressly permitted under
     Section 365 of the Bankruptcy Code and consented to by the Administrative Agent in writing prior to such action being taken, such consent not to be unreasonably withheld, (y) notify the Administrative Agent of any default by any party with respect to such leases and (z) cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

          (m)  Cash Management System. Maintain, and cause each of its
               ----------------------
     Subsidiaries to maintain, the cash management system in place as of the Filing Date as described in the "Debtors' Motion for Order Authorizing Debtors to Continue Consolidated Cash Management Systems Pursuant to
     Section 363 of the Bankruptcy Code" filed with the Bankruptcy Court on the Filing Date, including all cash concentration accounts with such financial institutions as of the Filing Date and any blocked account with such financial institutions required under such cash management system as of the Filing Date.

          (n)  Validity of Loan Documents. Object to any application made on
               --------------------------
     behalf of any Loan Party or by any Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto.

          (o)  Use of Cash Collateral. Use any cash collateral permitted to be
               ----------------------
     used the Borrower pursuant to the Interim Order and the Final Order solely in accordance with Section 2.14.

          (p)  Non-Filing Domestic Subsidiary. Upon a Non-Filing Domestic
               ------------------------------
     Subsidiary filing a petition for voluntary relief and becoming a debtor in possession under chapter 11 of the Bankruptcy Code, the Parent Guarantor shall cause such Subsidiary to immediately become a party to this Agreement as a Subsidiary Guarantor be executing a Guaranty Supplement.

          (q)  Delivery of Intercompany Notes. Prior to any Loan Party advancing
               ------------------------------
     or distributing any amounts to any other Loan Party or any of their respective Subsidiaries in a transaction permitted by this Agreement, such Loan Party shall deliver to the Administrative Agent a fully executed Intercompany Note to the extent required by this Agreement.

          (r)  Delivery of Certified Copy of Interim Order. Within 5 Business
               -------------------------------------------
     Days of the entry of the Interim Order, the Borrower shall deliver to the Administrative Agent a certified copy of the Interim Order.

          (s)  Delivery of Amended Schedules. Within 5 Business Days of the
               -----------------------------
     Filing Date, the Borrower shall deliver to the Administrative Agent (i) an amended Schedule 4.01(r) containing a complete and accurate list of all Existing Debt, showing as of the Filing Date, the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, (ii) an amended Schedule 4.01(u) containing a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Filing Date, showing as of the Filing Date, the amount, obligor or issuer and maturity, if any, thereof, (iii) an amended Schedule 4.01(t) containing a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Filing Date, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof, and (iv) and amended
     Schedule 4.01(s) a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the Filing Date, the street address, county or other relevant jurisdiction, state, record owner and book value thereof.

          (t)  Confirmation of Reorganization Plan. The Borrower shall use
               -----------------------------------
     reasonable best efforts to obtain confirmation by the Bankruptcy Court of a plan of reorganization consistent with the Term Sheet dated July 2, 2001 among the Borrower and the Pre-Petition Lenders (the "Reorganization Plan"); provided, however, that the Borrower shall have no obligation under this Section 5.01(t) if the Pre-Petition Lenders (i) do not, or cease to, support the confirmation of Reorganization Plan or (ii) seek to modify the terms of the Reorganization Plan in any material respect.

          SECTION 5.02.   Negative Covenants. So long as any Advance or any
          ----------------------------------
other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither the Borrower nor any other Loan Party will, at any time:

          (a)  Liens, Etc. Create, incur, assume or suffer to exist, or permit
               ----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income (or apply to the Bankruptcy Court for authority to do so), excluding, however, from the operation of the foregoing restrictions, the following:

               (i) Liens created under the Loan Documents contemplated by the Interim Order and the Final Order;

               (ii)  Permitted Liens;

               (iii) Liens existing on the Filing Date and described on
          Schedule 5.02(a) hereto;

               (iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(C) at any time outstanding;

               (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(D); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

               (vii) any adequate protection Liens afforded to secured creditors (including the Pre-Petition Lenders); and

               (viii) other Liens affecting property of Foreign Subsidiaries and Foreign Businesses not to exceed in the aggregate $5,000,000.

     provided, however, that nothing to the contrary in this Agreement or any of the other Loan Documents shall restrict the ability of (i) the Foreign Subsidiaries to, or permit their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on or with respect to its properties in the ordinary course of business or (ii) the ability of the third parties to perfect any Pre-Petition Liens after the commencement of the Cases to the extent allowed by the Bankruptcy Code.

          (b)  Debt. Create, incur, assume or suffer to exist, or permit any
               ----
     of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                     (i) in the case of the Borrower, Debt owed to a wholly owned Subsidiary of the Borrower, which Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall not exceed $500,000 in aggregate principal amount outstanding at any time and (z) shall be evidenced by promissory notes substantially in the form attached hereto as Exhibit H (each, an "Intercompany Note") and such Intercompany Notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and

                     (ii) in the case of any Subsidiary of the Borrower,

                          (A) Debt owed to the Borrower or to a Subsidiary of the Borrower (other than in connection with the cash management system), which Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be evidenced by Intercompany Notes and (z) shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

                          (B) Debt constituting loans and advances by the Borrower made on or after the Effective Date or by any wholly-owned Subsidiary of the Borrower to any Subsidiary of the Borrower for use in a Foreign Business (each, a "Foreign

                         Advance") in an aggregate principal amount for all Foreign Advances, at the time of and after giving effect to the making of a Foreign Advance hereunder, not to exceed at any time outstanding the positive difference between (x) the sum of $2,000,000 and the amount of all Foreign Distributions made to the Borrower or a wholly-owned Domestic Subsidiary of the Borrower and (y) the aggregate principal amount of Foreign Advances outstanding immediately prior to giving effect to the making of such Foreign Advance hereunder; provided that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, and (y) shall be evidenced by Intercompany Notes and such Intercompany Notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                         (iii)  in the case of the Loan Parties,

                                (A)  Existing Debt;

                                (B)  Debt under the Loan Documents;

                                (C)  Post-Petition Debt secured by Liens
                         permitted by Section 5.02(a)(iv) not to exceed in the aggregate $2,000,000 at any time outstanding;

                                (D)  Post-Petition Capitalized Leases not to
                         exceed in the aggregate $2,000,000 at any time outstanding;

                                (E)  any Debt extending the maturity of, or
                         refunding or refinancing, in whole or in part, any Existing Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                                (F)  other unsecured Debt in an aggregate
                         principal amount not to exceed $500,000 at any time outstanding;

                                (G) any Debt constituting loans and advances by any Loan Party to any other Loan Party in accordance with the existing cash management system;

                                (H) Debt consisting of repurchase arrangements by the Borrower and its Subsidiaries in connection with the financing of bowling equipment sales by their respective customers; and

                                (I) Debt expressly permitted to be incurred by the Interim Order and the Final Order, as the case may be.

               (c)  Change in Nature of Business.  Make, or permit any of its
                    ----------------------------
          Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

               (d)  Mergers, Etc.  Merge into or consolidate with any Person or
                    ------------
          permit any Person to merge into it, or permit any of its Subsidiaries to do so (or apply to the Bankruptcy Court for authority to do so except in connection with the Reorganization Plan), except that the Borrower or any Subsidiary (other than a Non-Filing Subsidiary unless with the prior written consent of the Administrative Agent) of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary of the Borrower (other than a Non-Filing Subsidiary unless with the prior written consent of the Administrative Agent) or the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be the Borrower or a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; provided, however, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

               (e)  Sales, Etc., of Assets.  Sell, lease, transfer or otherwise
                    ----------------------
          dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets (or apply to the Bankruptcy Court for authority to do so except in connection with the Reorganization Plan) other than:

                          (i) sales of Inventory in the ordinary course of its business;

                          (ii)  in a transaction authorized by Section 5.02(d);

                          (iii) sales or dispositions of obsolete or worn-out
               equipment in the ordinary course of business;

                          (iv) dispositions constituting the creation of leasehold interests in the ordinary course of business and consistent with past business practices;

                          (v) sales or transfers of Inventory to Subsidiaries of the Borrower in the ordinary course of business on pricing terms consistent with past practice; and

                          (vi) sales of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;

          provided that in the case of sales of assets pursuant to clause (ii) and (vi) above, the Borrower shall prepay the Advances from the Net Cash Proceeds from such sale pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(i), as specified therein and to the extent required thereby and subject to Section 2.06(v).

               (f)  Investments in Other Persons.  Make or hold, or permit any
                    ----------------------------
          of its Subsidiaries to make or hold, any Investment in any Person, except:

                          (i) equity Investments by the Borrower and its Subsidiaries outstanding on the date hereof;

                          (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                          (iii) Investments by the Borrower and its
               Subsidiaries in Cash Equivalents;

                          (iv) Investments existing on the date hereof and described on Schedule 4.01(u) hereto (as amended pursuant to Section 5.01(s));

                          (v) Investments consisting of intercompany Debt permitted under Sections 5.02(b)(i), 5.02(b)(ii) or 5.02(b)(iii)(G) or consisting of capital contributions from one Loan Party to another Loan Party.

               (g)  Restricted Payments.  Declare or pay any dividends,
                    -------------------
          purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein (or apply to the Bankruptcy Court for authority to do any of the foregoing except in connection with the Reorganization Plan), except that, so long as no Default shall have occurred and be continuing or would result therefrom, any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary (other than a Non-Filing Subsidiary except to the extent such dividend is a Foreign Distribution) and (C) accept capital contributions from its parent to the extent permitted under Section 5.01(f)(v).

               (h)  Lease Obligations.  Create, incur, assume or suffer to
                    -----------------
          exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (other than Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $40,000,000 payable in any period of 12 consecutive months.

               (i)  Amendments of Constitutive Documents.  Amend, or permit any
                    ------------------------------------
          of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except as necessary to effect a merger or consolidation permitted by Section 5.02(d).

               (j)  Accounting Changes.  Make or permit, or permit any of its
                    ------------------
          Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

               (k)  Prepayments, Etc., of Debt.  Prepay, redeem, purchase,
                    --------------------------
          defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) payments required or permitted to be made pursuant to the Interim Order or the Final Order for adequate protection payments, (iii) payments of all pre-petition claims authorized by the First Day Orders at any time after such First Day Orders are entered by the Bankruptcy Court or subsequent order approved by the Administrative Agent and entered by the Bankruptcy Court; or amend, modify or change in any manner any term or condition of any Existing Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or any other Loan Party.

               (l)  Negative Pledge.  Enter into or suffer to exist, or permit
                    ---------------
          any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) under or in connection with (A) any Existing Debt, or (B) any purchase money Debt permitted by Section 5.02(b)(iii)(C) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by
          Section 5.02(b)(iii)(D) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower), (E) any operating lease to the extent such leases prohibits a Lien on the leasehold interest or other rights thereunder or (F) Liens granted by Foreign Subsidiaries in the ordinary course of business and of the type described in Sections 5.02(a)(ii), (iv), (v) and (vi).

               (m)  Partnerships, Etc. Become a general partner in any general
                    -----------------
          or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

               (n)  Speculative Transactions.  Engage, or permit any of its
                    ------------------------
          Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

               (o)  Capital Expenditures. Make, or permit any of its
                    --------------------
          Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                    ========================================================
                                 Period                            Amount
                                 ------                            ------
                    ========================================================
                     July 2001 through December 2001            $30,000,000
                    --------------------------------------------------------
                     January 2002 through July 2002             $18,000,000
                    ========================================================

          provided, however, that if for the period from July 2001 through December 2001, the amount specified above for such period exceeds the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period (the amount of such excess being the "Excess Amount"), the Borrower and it Subsidiaries shall be entitled to make additional Capital Expenditures in the period from January 2002 through July 2002 in an amount equal to the Excess Amount.

               (p)  Formation of Subsidiaries.  Organize or invest, or permit
                    -------------------------
          any of its Subsidiaries to organize or invest, in any new Subsidiary.

               (q)  Payment Restrictions Affecting Subsidiaries.  Directly or
                    -------------------------------------------
          indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents and documents providing for Existing Debt.

               (r)  Interim Order and Final Order. Make or permit to be made any
                    -----------------------------
          changes, amendment or modifications, or any application or motion by a Loan Party for any change, amendment or modification to the Interim Order or the Final Order. The parties acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or the other Loan Documents or the Interim Order or the Final Order permitted by Section 9.01 which order shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01.

               (s)  Application to the Bankruptcy Court.  Apply to the
                    -----------------------------------
          Bankruptcy Court for the authority to take any action that is prohibited by the terms of this Agreement and the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement and the other Loan Documents.

               (t)  Chapter 11 Claims.  Incur, create, assume, suffer to exist
                    -----------------
          or permit or make any application or motion for any other Super-Priority Claim or Lien which is pari passu with or senior to the claims of the Administrative Agent and the Lenders granted pursuant to this Agreement, the Interim Order or the Final Order, other than as expressly contemplated and permitted by the Interim Order or the Final Order.

               (u)  Reclamation Claims; Bankruptcy Code Section 546(g)*
                    ---------------------------------------------------
          Agreements. (i) Make any payments or transfer any property on account
          ----------
          of claims asserted by vendors of any Loan Party for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and
          Section 546(c) of the Bankruptcy Code, and (ii) enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory to any vendor pursuant to Section 546(g)* of the Bankruptcy Code, other than as expressly contemplated and permitted by an order of the Bankruptcy Court (including the Interim Order or the Final Order) and in an amount approved by the Administrative Agent.

               SECTION 5.03.  Reporting Requirements.  So long as any Advance
               -------------------------------------
or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will furnish to the Agents and the Lender Parties:

               (a)  Default Notice.  As soon as possible and in any event
                    --------------
          within two Business days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

               (b)  Annual Financials.  As soon as available and in any event
                    -----------------
          within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Parent Guarantor and its Subsidiaries, including therein Consolidated and consolidating balance sheets of Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Arthur Andersen, L.L.P. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

               (c)  Quarterly Financials.  As soon as available and in any
                    --------------------
          event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of the Parent Guarantor executed by said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
          (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

               (d)  Monthly Financials.  As soon as available and in any event
                    ------------------
          within 30 days after the end of each month, a Consolidated balance sheet of Parent Guarantor and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case, in one or more reports, in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year and the forecasts delivered pursuant to Section 3.01(a)(viii), all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower.

               (e)  Annual Forecasts.  As soon as available and in any event no
                    ----------------
          later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year until the Termination Date.

               (f)  Litigation.  Promptly after the commencement thereof,
                    ----------
          notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto that could reasonably be expected to have a Material Adverse Effect.

               (g)  Securities Reports.  Promptly after the sending or filing
                    ------------------
          thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders (other than other Loan Parties or Subsidiaries), and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

               (h)  Revenue Agent Reports.  Within 10 days after receipt,
                    ---------------------
          copies of all Revenue Agent Reports (Internal Revenue Service Form
          886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,000,000 or more.

               (i)  Tax Certificates.  Promptly, and in any event within five
                    ----------------
          Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority, or to the Borrower, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year.

               (j)  ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and
                    -----      ------------------------------
          in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (ii)  Plan Terminations.  Promptly and in any event within two
                     -----------------
          Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (iii) Plan Annual Reports.  Promptly and in any event within 30
                     -------------------
          days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

               (iv)  Multiemployer Plan Notices.  Promptly and in any event
                     --------------------------
          within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

               (k)  Environmental Conditions.  Promptly after the assertion or
                    ------------------------
          occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (l)  Real Property. As soon as available and in any event within
                    -------------
          30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(t) and 4.01(u) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

               (m)  Insurance.  As soon as available and in any event within 30
                    ---------
          days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

               (n)  Compliance Certificates.  Together with the monthly
                    -----------------------
          financial statements referred to in Section 5.03(d) and the annual financial statements referred to in Section 5.03(b), a schedule in a form satisfactory to the Administrative Agent of the Computations used by the Borrower in determining compliance with the covenants contained in Section 5.04.

               (o)  Chapter 11 Cases. To the extent not received in connection
                    ----------------
          with service pursuant to its Notice of Appearance and Request for Service, provide to Shearman & Sterling, counsel to the Administrative Agent, copies of all pleadings, notices, orders, agreements and all other documents served, filed or entered, as the case may be, in, in connection with, or in relation to, the Cases.

               (p)  Other Information. Such other information respecting the
                    -----------------
          business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

               SECTION 5.04.  Financial Covenants. So long as any Advance or
               ----------------------------------
any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will maintain at all times (calculated as of the end of each fiscal quarter of the Borrower) EBITDA of not less than the amount set forth below for each period set forth below:

          =================================================================
                         Period                                  Amount
          -----------------------------------------------------------------
           Fiscal Quarter ending September 2001               $ 13,000,000
          -----------------------------------------------------------------
           Two Fiscal Quarters ending December 2001           $ 45,000,000
          -----------------------------------------------------------------
           Three Fiscal Quarters ending March 2002            $ 91,000,000
          -----------------------------------------------------------------
           Four Fiscal Quarters ending June 2002              $104,000,000
          =================================================================

                                  ARTICLE VI

                               EVENTS OF DEFAULT

               SECTION 6.01.  Events of Default. If any of the following events
               --------------------------------
("Events of Default") shall occur and be continuing:

               (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same shall become due and payable; or

               (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i),
          (j), (m), (n) or (o), 5.02, 5.03(a) or 5.04; or

               (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

               (e) the Cases shall be dismissed, suspended or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee shall be appointed in the Cases; or an application shall be filed by any Loan Party for the approval of, or there shall arise any other claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lender Parties under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or any Lien on any of the Collateral having a priority senior to or pari passu with the Liens and security interest granted herein, except as expressly provided herein; or

               (f) the Bankruptcy Court shall enter an order (i) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest in any assets in excess of $500,000 individually or in the aggregate in excess of $1,000,000 for any and all such holders other than as expressly contemplated by the Interim Order or the Final Order or
     (ii) approving any settlement or other stipulation with any creditor of any Loan Party other than the Administrative Agent and the Lender Parties or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $1,000,000 (exclusive of adequate protection payments to Pre-Petition Lenders) for any and all such creditors or (iii) approving a First Day Order not approved by the Administrative Agent; or

          (g) any Loan Party shall make any payment (as adequate protection or otherwise) on account of any claim arising or deemed to have arisen prior to the Filing Date other than a payment or payments which would not constitute a default under Section 6.01(f)(ii) except as expressly contemplated by (x) the Interim Order or the Final Order or (y) the Loan Documents; or

          (h) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Post-Petition Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $1,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder and any Debt under the Pre-Petition Credit Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Post-Petition Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Post-Petition Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Post-Petition Debt or otherwise to cause, or to permit the holder thereof to cause, such Post-Petition Debt to mature; or any such Post-Petition Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Post-Petition Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (i) any Non-Filing Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Non-Filing Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Non-Filing Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (i), all to the extent such action or failure to act could be reasonably expected to have a Material Adverse Effect and upon the happening of such actions set forth in this subsection (i) such Non-Filing Subsidiary fails to become a party to this Agreement pursuant to Section 5.01(p); or

          (j) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of (i) $2,500,000 shall be rendered against any Non-Filing Subsidiary, or (ii) $2,500,000 as an administrative expense of the kind specified in Section 503(b) of the Bankruptcy Code shall be rendered against any Loan Party or any of its Subsidiaries and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise including by reason of the automatic stay, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(j) if and for so long as (A) (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof, and (y) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order, or (B) such Non-Filing Subsidiary shall become a party to this Agreement pursuant to Section 5.01(p) and such judgment or order shall be subject to the automatic stay; or

          (k) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise including by reason of the automatic stay, shall not be in effect; or

          (l) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (m) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien having the priority provided herein and therein pursuant to Section 364 of the Bankruptcy Code on and security interest in the Collateral purported to be covered thereby; or

          (n)  a Change of Control shall occur; or

          (o) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,500,000; or

          (p) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,500,000 or requires payments exceeding $750,000 per annum; or

          (q) any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $750,000; or

          (r) (i) the Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or
     (ii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or (iii) any Loan Party shall fail to comply with any of the terms or provisions of the Interim Order or the Final Order in any material respect, or (iv) the Bankruptcy Court shall enter an order amending, supplementing, vacating or otherwise modifying the Interim Order or Final Order (the parties acknowledging that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement permitted by
     Section 9.01, which order shall be acceptable to the Required Lenders); or

          (s) the Bankruptcy Court shall enter an order appointing an examiner with powers beyond the duty to investigate and report as set forth in
     Section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases; or

          (t) any Loan Party shall bring a motion in the Cases (i) to obtain financing from any Person other than the Lender Parties under Section 364(c) of the Bankruptcy Code (other than with respect to a financing used, in whole or part, to repay in full the Obligations), (ii) to grant any Lien other than those permitted under Section 5.02(a) upon or affecting any Collateral, (iii) to use cash Collateral of the Administrative Agent or the Lender Parties under Section 363(c) of the Bankruptcy Code without the prior written consent of the Lenders or Required Lenders (as provided in Section 9.01 except to pay the Carve-Out),
     (iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code or (v) to effect any other action or actions adverse to the Administrative Agent or the Lender Parties or their rights and remedies hereunder or their interest in the Collateral that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

          (u) the entry of the Final Order shall not have occurred within 45 days after the Filing Date; or

          (v) any challenge by any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

          (w) the determination by the Borrower, whether by vote of the Borrower's board of directors or otherwise, to suspend the operation of the Borrower's business in the ordinary course, liquidate all or substantially all of the Borrower's assets, or employ an agent or other third party to conduct any so-called "Going-Out-of Business" sales, or the filing of a motion or other application in the Cases, seeking authority to do any of the foregoing; or

          (x) there shall occur any Material Adverse Change since the Filing Date; or

          (y) the Borrower shall not file with the Bankruptcy Court the Reorganization Plan and a disclosure statement relating thereto on or before August 1, 2001; provided, however, that no Event of Default shall occur under this Section 6.01(y) if (i) the Pre-Petition Lenders do not provide the Borrower with assistance reasonably required to enable the Borrower to make such filing promptly after request from the Borrower therefor, (ii) the Borrower has not received a commitment on or before August 1, 2001, the terms of which are acceptable to the Pre-Petition Lenders, from a lender or lenders to provide working capital financing to the Borrower and its Subsidiaries upon the implementation of a plan of reorganization (the "Third Party Facility"), or (iii) the Borrower has not received a commitment on or before August 1, 2001 from one or more of the Pre-Petition Lenders in the absence of the Third Party Facility to provide working capital financing to the Borrower and its Subsidiaries upon the implementation of a plan of reorganization;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower with a copy to counsel for any statutory committee of unsecured creditors appointed to the Cases and to the United States Trustee), declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          Upon the occurrence and during the continuance of an Event of Default, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated and the Administrative Agent, on behalf of the Lender Parties, shall give the Loan Parties, any official committee appointed pursuant to (S)1102 of the Bankruptcy Code, and the United States Trustee at least five (5) Business Days' prior written notice (an "Enforcement Notice") of any exercise of remedies against the Collateral (other than the acceleration of the Advances or other Obligations or termination of the Commitments), and shall file a copy of the Enforcement Notice with the Bankruptcy Court. This Agreement shall not prejudice the rights of any party-in-interest to contest, restrict or condition the exercise of the Lenders' remedies.

         SECTION 6.02. Actions in Respect of the Letters of Credit upon Default.
         ----------------------------------------------------------------------
If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   GUARANTY

          SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor,
          -----------------------------------------------
jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance or liability for trading while insolvent.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the
          -------------------------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (i) any lack of validity or enforceability of any Loan Document, the Interim Order, the Final Order or any agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (v) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (vi) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (vii) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 7.03.  Waivers and Acknowledgments. (a) Each Guarantor hereby
          ------------------------------------------
unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section
7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04.  Subrogation. Each Guarantor hereby unconditionally and
          --------------------------
irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          SECTION 7.05.  Guaranty Supplements. Upon the execution and delivery
          -----------------------------------
by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          SECTION 7.06.  Subordination. Each Guarantor hereby subordinates any
          ----------------------------
and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

          (i)    Prohibited Payments, Etc. Except during the continuance of a
                 ------------------------
Default, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (ii)   Prior Payment of Guaranteed Obligations. In any Case relating
                 ---------------------------------------
to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations before such Guarantor receives payment of any Subordinated Obligations.

          (iii)  Turn-Over. After the occurrence and during the continuance of
                 ---------
any Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

          (iv)   Administrative Agent Authorization. After the occurrence and
                 ----------------------------------
during the continuance of any Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations.

          SECTION 7.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in
Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                 ARTICLE VIII

                                  THE AGENTS

          SECTION 8.01.  Authorization and Action.  Each Lender Party (in its
          ---------------------------------------
capacities as a Lender, the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02.  Agents' Reliance, Etc. Neither any Agent nor any of
                         ---------------------
their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03.   Citibank and Affiliates.  With respect to its
          ---------------------------------------
Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not an Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04.  Lender Party Credit Decision. Each Lender Party
          -------------------------------------------
acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  (a) Each Lender Party severally
          ------------------------------
agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender, any other Lender Party or a third party.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 8.06.   Successor Agents. Any Agent may resign at any time by
          --------------------------------
giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor

Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and, in the case of an amendment, by the Borrower; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 7.01 issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 9.01, (vi) increase the Commitments of the Lenders, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for payment of fees or other amounts payable hereunder, (ix) limit the liability of any Loan Party under any of the Loan Documents or (x) consent to any amendment or modification of the Interim Order or the Final Order and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, the Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender; or (iii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the Subsidiaries Guaranty; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          SECTION 9.02.   Notices, Etc. All notices and other communications
                          ------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at AMF Bowling Worldwide, Inc., 8100 AMF Drive, Mechanicsville, Virginia 23111, Attention: Stephen E. Hare, with a copy to Marc Abrams, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or any Guarantor, at its address listed on the signature pages hereof, each of the foregoing; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent or the Administrative Agent, at its address at 388 Greenwich Street, New York, New York 10013, Attention: Jeff Nitz; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II,

III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          SECTION 9.03.  No Waiver; Remedies. No failure on the part of any
          ----------------------------------
Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  Costs and Expenses. (a) The Borrower agrees to pay on
          ---------------------------------
demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, the Interim Order or the Final Order, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to any review of pleadings and documents related to the Cases, attendance at meetings related to the Cases, general monitoring of the Cases and any subsequent Chapter 7 case, and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, the Interim Order or the Final Order, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any reasonable costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 9.05. Right of Set-off. Upon the occurrence and during the
          ------------------------------
continuance of an Event of Default, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated and the Administrative Agent, on behalf of the Lender Parties, shall give the Loan Parties, any official committee appointed pursuant to (S)1102 of the Bankruptcy Code, and the United States Trustee at least five (5) Business Days' prior written notice (an "Enforcement Notice") of any exercise of remedies against the Collateral (other than the acceleration of the Advances or other Obligations or termination of the Commitments), and shall file a copy of the Enforcement Notice with the Bankruptcy Court. This order shall not prejudice the rights of any party-in-interest to contest, restrict or condition the exercise of the Lenders' remedies. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

          SECTION 9.06.   Binding Effect. This Agreement shall become effective
          ------------------------------
when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 9.07.   Assignments and Participations. (a) Each Lender may
          ----------------------------------------------
and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower),
(iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the

Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto, as the case may be.

          (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it);

     provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

               (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

               (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

               (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any

     Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection
     (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

               SECTION 9.08. Execution in Counterparts. This Agreement may be
               ---------------------------------------
     executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

               SECTION 9.09. No Liability of the Issuing Bank. The Borrower
               ----------------------------------------------
     assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by
     (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.10. Confidentiality. Neither any Agent nor any Lender
          -----------------------------
Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organizations or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be party or (f) in connection with the exercise of any right or remedy under this Agreement on any other Loan Document. Nothing in this Section 9.10 shall limit the rights of any Lender Party to purchase or sell obligations under the Pre-Petition Credit Agreement in accordance with the terms thereof and any right to deliver Confidential Information in accordance therewith and in connection with applicable law.

          SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or
          -----------------------------------
other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby
          -------------------------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Bankruptcy Court or any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court or any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in the Bankruptcy Court or in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court .

          SECTION 9.13. Governing Law. This Agreement and the Notes shall be
          ---------------------------
governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          SECTION 9.14. Waiver of Jury Trial. Each of the Borrower, the
          ----------------------------------
Guarantors, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    AMF BOWLING WORLDWIDE,
                                    INC., as Borrower


                                    By /s/ Stephen E. Hare
                                      -------------------------------
                                      Name: Stephen E. Hare
                                      Title: Chief Financial Officer


                                    AMF GROUP HOLDINGS INC.


                                    By /s/ Stephen E. Hare
                                      -------------------------------
                                      Name:  Stephen E. Hare
                                      Title:  Chief Financial Officer

                                    CITIBANK, N.A.,
                                    as Administrative Agent

                                    By /s/ Jeffrey Nitz
                                      -------------------------------
                                      Name:  Jeffrey Nitz
                                      Title: Vice President


                                    CITIBANK, N.A.,
                                    as Collateral Agent


                                    By /s/ Jeffrey Nitz
                                      -------------------------------
                                      Name:  Jeffrey Nitz
                                      Title: Vice President

                                Initial Lenders

                                    CITIBANK, N.A.

                                    By /s/ Jeffrey Nitz
                                      ------------------------------
                                      Name: Jeffrey Nitz
                                      Title: Vice President

                                    BANK OF SCOTLAND


                                    By /s/ Joseph Fratus
                                      -------------------------
                                      Name: Joseph Fratus
                                      Title: Vice President

                                    FARALLON CAPITAL
                                    PARTNERS, L.P.

                                    By:  Farallon Partners, L.L.C.,
                                         its General Partner

                                    By: /s/ Meridee Moore
                                       --------------------------
                                             Managing Member

                                    FARALLON CAPITAL
                                    INSTITUTIONAL PARTNERS,
                                    L.P.

                                    By:  Farallon Partners, L.L.C.,
                                         its General Partner

                                    By: /s/ Meridee Moore
                                       ---------------------------
                                             Managing Member

                                    FARALLON CAPITAL
                                    INSTITUTIONAL PARTNERS II,
                                    L.P.

                                    By:  Farallon Partners, L.L.C.,
                                         its General Partner


                                    By: /s/ Meridee Moore
                                       -----------------------------
                                             Managing Member

                                    FARALLON CAPITAL
                                    INSTITUTIONAL PARTNERS III,
                                    L.P.

                                    By:  Farallon Partners, L.L.C.,
                                         its General Partner


                                    By: /s/ Meridee Moore
                                       -----------------------------
                                             Managing Member

                                    RR CAPITAL PARTNERS, L.P.

                                    By:  Farallon Partners, L.L.C.,
                                         its General Partner

                                    By: /s/ Meridee Moore
                                       -----------------------------
                                             Managing Member

                                    FOOTHILL CAPITAL
                                    CORPORATION

                                    By /s/ Rina Shinoda
                                      ------------------------------
                                      Name: Rina Shinoda
                                      Title: Vice President

                                    SSF INVESTMENTS, L.P.,
                                    by its general partner,
                                    DRT Capital, L.L.C.

                                    By /s/ Mark Lister
                                      ----------------------------
                                      Name: Mark Lister
                                      Title: General Counsel

                             Initial Issuing Bank

                                         CITIBANK, N.A.

                                         By /s/ Jeffrey Nitz
                                           --------------------------
                                           Title: Vice President

                             Subsidiary Guarantors

                                      AMF BOWLING CENTERS HOLDINGS
                                        INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President






                                      AMF WORLDWIDE BOWLING
                                        CENTERS HOLDINGS INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President






                                      AMF BOWLING PRODUCTS, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: Executive Vice President

                                      AMF BOWLING CENTERS, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      AMERICAN RECREATION CENTERS,
                                        INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President




                                      AMF BEVERAGE COMPANY OF
                                        OREGON, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President

                                      AMF BEVERAGE COMPANY OF W.VA.,
                                        INC.


                                      By /s/ Stephen E. Hare
                                        -------------------------------
                                        Name: Stephen E. Hare
                                        Title: President






                                      BUSH RIVER CORPORATION


                                      By /s/ Stephen E. Hare
                                        -------------------------------
                                        Name: Stephen E. Hare
                                        Title: President






                                      300, INC.


                                      By /s/ William Dufour
                                        -------------------------------
                                        Name: William Dufour
                                        Title: President

                                      KING LOUIE LENEXA, INC.


                                      By /s/ Stephen E. Hare
                                        -------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      MICHAEL JORDAN GOLF COMPANY,
                                        INC.


                                      By /s/ Stephen E. Hare
                                        -------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                       MJG - O'HARE, INC.


                                       By /s/ Stephen E. Hare
                                         -------------------------------
                                         Name: Stephen E. Hare
                                         Title: President

                                      AMF BOWLING CENTERS (AUST)
                                        INTERNATIONAL INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      AMF BOWLING CENTERS
                                        INTERNATIONAL INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: Vice President





                                      AMF BCO-UK ONE, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President

                                      AMF BCO-UK TWO, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      AMF BOWLING MEXICO HOLDING,
                                         INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      BOLICHES AMF, INC..


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President

                                      AMF BCO-FRANCE ONE, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      AMF BCO-FRANCE TWO, INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President





                                      AMF BOWLING CENTERS (HONG
                                        KONG) INTERNATIONAL INC.


                                      By /s/ Stephen E. Hare
                                        ---------------------------------
                                        Name: Stephen E. Hare
                                        Title: President